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                                                                    EXHIBIT 12.1

                               JAMESON INNS, INC.
           CALCULATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

                                                               FOR THE THREE MONTH PERIOD ENDED
                                                                           SEPTEMBER 30
                                                               -----------------------------------
                                                                  1998                     1997
                                                               ----------               ----------

Consolidated income before extraordinary items                 $2,606,566               $2,012,263
Interest                                                          347,884                  107,066
Amortization                                                       29,156                   20,703
                                                               ----------               ----------

               Earnings                                        $2,983,606               $2,140,032
                                                               ==========               ==========

Interest                                                       $  347,884               $  107,066
Amortization                                                       29,156                   20,703
Cumulative preferred stock dividends                              693,750                       --
Interest capitalized during the period                            313,489                  174,533
                                                               ----------               ----------

               Fixed Charges                                   $1,384,279               $  302,302
                                                               ==========               ==========

Ratio of earnings to fixed charges and preferred
  stock dividends                                                    2.15                     7.08
                                                               ==========               ==========















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
                                                                 FOR THE NINE MONTH PERIOD ENDED
                                                                           SEPTEMBER 30
                                                               -----------------------------------
                                                                  1998                     1997
                                                               ----------               ----------

Consolidated income before extraordinary items                 $4,138,321               $5,112,193
Interest                                                          976,800                  438,443
Amortization                                                       82,453                   57,047
                                                               ----------               ----------

               Earnings                                        $5,197,574               $5,607,683
                                                               ==========               ==========

Interest                                                       $  976,800               $  438,443
Amortization                                                       82,453                   57,047
Cumulative preferred stock dividends                            1,494,300                       --
Interest capitalized during the period                            720,800                  405,849
                                                               ----------               ----------

               Fixed Charges                                   $3,274,353               $  901,339
                                                               ==========               ==========

Ratio of earnings to fixed charges and preferred
  stock dividends                                                    1.59                     6.22
                                                               ==========               ==========